Calculation of Filing Fee Tables
S-3
MGP INGREDIENTS INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid	1	Equity	Common Stock, no par value	Other	4,585,970	$ 32.35	$ 148,356,129.50		$ 24,230.02
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 148,356,129.50		$ 24,230.02
			Total Fees Previously Paid:						$ 24,230.02
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. The shares of Common Stock will be offered for resale from time to time by the selling stockholders named in the prospectus included as part of this registration statement or in one or more accompanying prospectus supplements from time to time. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of Common Stock as may be issuable with respect to the shares of Common Stock being registered hereunder as a result of stock splits, stock dividends or similar transactions. The registrant has previously registered 4,892,201 shares of Common Stock in connection with its automatic Registration Statement on Form S-3ASR, filed with the Securities and Exchange Commission on February 26, 2025 (File No. 333-285245) (the "2025 S-3ASR"). Post-Effective Amendment No. 1 amends the 2025 S-3ASR for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer. Note 1.b. This estimate was made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant's shares of common stock on February 21, 2025, in connection with the 2025 S-3ASR, as reported on the Nasdaq Global Select Market. Note 1.c. Previously paid in connection with the initial filing of the 2025 S-3ASR.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A